ASSIGNMENT OF LEASE AND LANLORD CONSENT AGREEMENT

THIS ASSIGNMENT OF LEASE AND LANDLORD CONSENT AGREEMENT (the "Agreement") is dated as of November 3, 2014, between L-3 COMMUNICATIONS CORPORATION, with an office at 600 Third Avenue, New York, 10016 (the "Tenant"), OPTEX SYSTEMS, INC. with an office at 1420 Presidential Drive, Richardson, TX 75081 (the "Buyer") and CABOT II TX1W04, LP,with an office c/o Stream Realty Partners, 2200 Ross Avenue, Dallas, TX 75207 (the "Landlord"), with reference to the following:

RECITALS

A. The predecessors-in-interest to Landlord and the Tenant are parties to the Leases dated as of August 27, 1996 covering Premises located at 9839 and 9827 Chartwell Drive, respectively, Dallas, Texas (the "Premises"), as amended by First Amendments dated May 14, 2001, Second Amendments dated January 9, 2004, Third Amendments dated February 21, 2005 and the Fourth Amendment dated March 13, 2009 (such Leases as so amended being referred to as the "Lease").

B. The Buyer is acquiring certain assets and business operations of a subsidiary of Tenant which occupies the Premises (the "Acquisition"). The Tenant desires to assign the Lease to the Buyer and the Buyer agrees to accept such assignment (such assignment being referred to as the "Assignment").

C. Subject to the terms and conditions contained herein, the Landlord is desirous of consenting to the Assignment, and the Landlord, the Tenant and the Buyer are further desirous of confirming and agreeing to certain matters pertaining to the Lease and the Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby covenant and agree, as follows:

1. **Landlord's Consent**. Effective as of the date the Acquisition is consummated (the "Effective Date"), Tenant hereby assigns the Lease to Buyer and Buyer hereby accepts such assignment and the Landlord hereby consents to the Assignment upon and subject to the terms and conditions set forth herein.

2. **Lease Obligations**. The Landlord agrees that the Tenant named in the Lease shall be released from all terms, covenants, conditions and obligations required to be performed and fulfilled by the Tenant under the Lease from and after the Effective Date, including, without limitation, the obligations to make all payments due or payable on behalf of the Tenant under the Lease as they become due and payable. Landlord and Buyer agree that all such terms, covenants, conditions and obligations shall be assumed

and performed by the Buyer from and after the Effective Date and that the Premises shall be surrendered by the Tenant and accepted by the Landlord and the Buyer on the Effective Date in their then as-is condition.

3. **Representations**. The Tenant and the Landlord represent to the Buyer and agree as follows:

(a) The Lease attached hereto as Exhibit A is a true, correct and complete copy of the Lease (including any extensions, addenda and amendments thereof) and the same are the only agreements between the Landlord and the Tenant with respect to the subject matter thereof.

(b) The Lease is in full force and effect and, except for such extensions, addenda and amendments included in Exhibit A, the Lease has not been extended, modified, amended or supplemented.

(c) No default by the Tenant or the Landlord has occurred and is continuing under the Lease, and, to their knowledge, no event has occurred and is continuing which with the giving of notice or the lapse of time or both would constitute a default there under.

(d) No minimum or base rent or other rental has been paid in advance (except for the first and next succeeding month of the Term)

(e) The monthly amount of base rent due under the Lease as of the date hereof is $23,839.74 and the minimum or base rent and all other rentals and other payments due, owing and accruing under the Lease have been paid through September 30, 2014.

4. **Successors and Assigns**. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns, provided that this Section 4 shall not be construed to permit any further assignments of the Lease or subletting of the Premises except as permitted by the Lease.

5. **Counterparts**. This Agreement may be signed in counterpart and, as so executed, shall constitute a binding agreement.

6. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

7. **Entire Agreement**. This Agreement constitutes the entire understanding between the parties relating to the Lease and this Agreement and cannot be changed or modified except by a written document signed by all parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written:

TENANT:

L-3 COMMUNICATIONS CORPORATION

By: [signature]
Name: Sheila Sheridan
Title: Vice President

LANDLORD:

CABOTT II - TXI W03-W04, LP

By: ______________________________
Name: ______________________________
Title: ______________________________

BUYER:

OPTEX SYSTEMS, INC.

By: ______________________________
Name: Danny Schoening
Title: CEO

7. **Entire Agreement**. This Agreement constitutes the entire understanding between the parties relating to the Lease and this Agreement and cannot be changed or modified except by a written document signed by all parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written:

TENANT:

L-3 COMMUNICATIONS CORPORATION

By: ______________________________
Name: Sheila Sheridan
Title: Vice President

LANDLORD:

CABOTT II - TXI W03-W04, LP

By: ______________________________
Name: ______________________________
Title: ______________________________

BUYER:

OPTEX SYSTEMS, INC.

By: ______________________________
Name: Danny Schoening
Title: CEO

EXHIBIT A

THE LEASE

J.3 – Lease Agreements

Facility ID # UTX 302
9827 Chartwell Drive
Dallas, Texas

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "AMENDMENT") is entered into as of the 21ST day of February 2005, by and between PROLOGIS (the "Landlord") and NORTHROP GRUMMAN SYSTEMS CORPORATION, (f/k/a LITTON SYSTEMS, INC, the "Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant have entered into a Lease, dated as of the 27th day of August 1996, as amended by the First Amendment to Lease dated as of the 14th day of May, 2001, as amended by the Second Amendment to Lease dated as of the 9th Day of January, 2004, as pursuant to which Landlord leased to Tenant certain premises located at 9827 Chartwell Drive and 9839 Chartwell Drive, Dallas, Texas, containing approximately 29,856 square feet of space ("Existing Premises").

WHEREAS, Landlord and Tenant desire to extend the terms of the Lease for the Premises on the terms and conditions set forth below.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

1. Notwithstanding anything contained herein to the contrary, Landlord shall contribute up to a maximum amount of $19,268.50 (the "TI Allowance") toward the purchase and installation of one (1) 7.5 ton Rooftop Unit and two (2) 10 ton Rooftop Units to the Premises (the "Tenant Improvements"), which such payment shall be made by Landlord to Tenant within 30 days following (i) completion of the Tenant Improvements, (ii) Landlord's receipt of Tenant's invoice substantiating the costs related thereto, (iii) Landlord's receipt of final lien waivers from all contractors and subcontractors who did work on the initial Tenant Improvements, and (iv) Landlord's receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Tenant Improvements. Landlord shall be under no obligation to pay for any Tenant Improvements to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant's use through June 30, 2005.

2. Landlord shall amortize the TI Allowance actually used for the above described Tenant Improvements in the amount up to $19,268.50 at a 10% interest over the period of January 1, 2005 through June 30, 2009. The Monthly Base Rent due and payable on the 1st day of each calendar month, shall be increased based on the actual cost of the Tenant Improvements, not to exceed $19,268.50, amortized over the period described above. By way of example, if the entire TI Allowance of $19,268.50 were used, then the new monthly rent would be as follows:

	Current Monthly Rent	Amortized Monthly Rent	Total Monthly Rent
January 1, 2005 to June 30, 2009:	$12,440.00	$444.57	$12,884.57

3. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

4. Any obligation or liability whatsoever of ProLogis which may arise at any time under the Lease or this Amendment or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

IN WITNESS WHEREOF, the parties hereto have signed this THIRD AMENDMENT to Lease as of the day and year first above written.

TENANT:

NORTHROP GRUMMAN SYSTEMS CORPORATION

By: [signature]
Name: Eugene A. Canale
Title: Director, Capital Resources

LANDLORD:

PROLOGIS

By: [signature]
Name: Eric D. Brown
Title: Senior Vice President

THIS SECOND AMENDMENT TO LEASE (this "AMENDMENT") is entered into as of the 9th day of January 2004 by and between PROLOGIS (hereinafter referred to as "Landlord") and NORTHROP GRUMMAN SYSTEMS CORPORATION, (f.k.a LITTON SYSTEMS, INC. hereinafter referred to as "Tenant").

WITNESSETH

WHEREAS, Landlord (or its predecessor-in-interest) and Tenant have entered into a Lease, dated as of the 27th day of August 1996, as amended by the First Amendment to Lease dated as of the 14th day of May, 2001, as pursuant to which Landlord leased to Tenant certain premises located at 9827 Chartwell Drive and 9839 Chartwell Drive, Dallas, Texas, containing approximately 29,850 square feet of space (such Lease, as heretofore and thereafter modified, being herein referred to as the "Lease").

WHEREAS, Landlord and Tenant desire to extend the term of the Lease on the terms and conditions set forth below:

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows,

1. The term of the Lease is hereby extended for sixty (60) months, commencing on July 1, 2004 and continuing through and including June 30, 2009 (the "Extension Period")

2. Section 3 of the Lease, captioned "Rent" is hereby amended to reflect the following

Months 1-60	$12,440 ($5.00 p.s.f. Net)

3. As defined in the Original Lease, Tenant shall continue to pay, as additional rental, Tenant's proportionate share of excess Operating Expenses. Estimated 2003 Expenses are as follows:

Common Area Maintenance:	$0.33 p.s.f.
Property Taxes:	$0.85 p.s.f.
Insurance:	$0.08 p.s.f.
Management Fee:	$0.16 p.s.f.
Total Estimated Expenses:	$1.42 p.s.f.

4. Tenant shall accept the premises in "as is" condition. Landlord shall not unreasonably withhold the approval of Tenant-made alterations to the Premises for equipment similar to what currently exists in the Premises. However, Section 9 of the Lease, captioned "Alterations, Improvements & Installations By Tenant," shall govern all proposed Tenant-made alterations

5. Tenant warrants that it has had no dealings with any broker or agent in connection with this Amendment and covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses or liability for any compensation, commissions, and charges claimed by any other broker or agent, with respect to this Amendment or the negotiation thereof with whom Tenant had dealings

6. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions, and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control, in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect

7. Any obligation or liability whatsoever of Landlord or Tenant, which may arise at any time under the Lease or this Amendment or any obligation or liability which may be incurred by either party pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon Landlord or Tenant or its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise

IN WITNESS WHEREOF, the parties hereto have signed this SECOND AMENDMENT to Lease as of the day and year first above written.

TENANT	LANDLORD
NORTHROP GRUMMAN SYSTEMS CORPORATION	PROLOGIS
By: [signature]	By: [signature]
Name: A. T. PAZ	Name: Mark Cashman
Title: Director, Real Estate	Title: Senior Vice President

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT is entered into as of the 14th day of May, 2001, by and between ProLogis Trust, fka DFW Nine (the "Landlord") and Litton Systems, Inc. (the "Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a Lease dated as of the 27th day of August, 1996, pursuant to which Landlord leased to Tenant certain premises located at 9827 Chartwell Drive, Dallas, Texas (such lease, as heretofore and hereafter modified, being herein referred to as the "Lease").

WHEREAS, Landlord and Tenant desire to extend the term of the Lease on the terms and conditions set forth below.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

1. The term of the Lease is extended for thirty-six (36) months, such that the Lease shall terminate on the 30th day of June, 2004. All of the terms and conditions of the Lease shall remain in full force and effect during such extension period except that the Monthly Rent shall be 15,595.00 during such extension.

2. The expenses for 2001 are currently estimated to be $1.23 per square foot. This includes $0.22 p.s.f. for Common Area Maintenance, $0.83 p.s.f. for Taxes, $0.06 p.s.f. for Insurance and $0.12 p.s.f. for Management Fee.

3. ProLogis shall perform the improvements as described on the Construction Addendum attached hereto.

4. Except as modified herein, the Lease, and all of the terms and conditions thereof, shall remain in full force and effect.

5. Any obligation or liability whatsoever of ProLogis Trust, a Maryland real estate investment trust, which may arise at any time under the Lease or this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

IN WITNESS WHEREOF, the parties hereto have signed this Extension Agreement as of the day and year first above written.

LANDLORD:

ProLogis Trust, fka DFW Nine

By: [signature]
Name: Steven K. Meyer
Title: Managing Director

MAY 14 2001

TENANT:

Litton Systems, Inc.

By: [signature]
Name: Jim Kelly
Title: VICE PRESIDENT

Sign Media, Inc.

SIGNS • GRAPHICS • DESIGN • PLANNING • CONSULTING • MANUFACTURING & INSTALLATION

CHARTWELL SIGN
33.5" TALL BY 72" WIDE
ONE SIDED MONUMENT SIGN


SAMPLE NAME
9846 PROLOGIS MANAGEMENT COMPANY

P.O. Box 6307 • Arlington, Texas 76005 • Metro (972) 988-1914 • Fax (972) 660-5230

LEASE

THIS LEASE is made as of August 27, 1996 between DFW Nine, a California limited partnership having its office and place of business at c/o Wilcox Realty Group, Ltd, 5420 LBJ Freeway, Suite 740, Dallas, Texas, 75240, as landlord ("Landlord"), and Litton Systems, Inc. a Delaware corporation, having an office and place of business at 3414 Hermann Avenue, Garland, Texas 75042, as tenant ("Tenant").

In consideration of the terms, covenants and conditions of this Lease, the parties hereto covenant and agree as follows:

1. DEMISE OF THE PREMISES:

a. Landlord leases and demises to Tenant, and Tenant hires and takes from Landlord, the following described premises in the building located at: 9827 Chartwell Drive, Dallas, Texas ("Building"), for the purposes of this lease being approximately 14,928 square feet of net rentable space on the first floor as shown by crosshatches on the floor plan attached hereto as Exhibit "A" and made a part hereof ("Premises"), together with all the improvements, appurtenances, rights, privileges and easements in anywise pertaining to the Premises including, but not limited to, the right of ingress to and egress from the Premises and parking facilities, and the right to use in common with the Landlord and other tenants of the Building the restrooms and parking facilities, and other similar facilities that exist in and about the Building and "Land" (as hereinafter defined) and that are generally available to all tenants in the Building.

b. Landlord represents and warrants that: (i) For the purposes of this Lease, the building is a one story building which contains at least 56,633 square feet of net rentable space, and that the parcel of land upon which the building is located ("Land") contains approximately 4.4816 acres; and (ii) Landlord is the fee owner of the Land and all improvements located thereon, and has the right and authority to lease the Premises to Tenant on the terms and conditions set out herein.

c. Subject to the provisions of this Lease, Tenant acknowledges that it has inspected and accepts the Premises in their present condition as suitable for the purpose for which the Premises are leased. Tenant agrees that said Premises and other improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations or warranties as to the condition or repair of the premises, nor promises to alter, remodel, or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

2. TERM:

The term of this Lease shall commence on July 1, 1996 and end on June 30, 2001 unless sooner terminated or extended as provided in this Lease.

3. RENT:

Tenant shall pay monthly installments of rent to Landlord as follows:

a. for the period July 1, 1996 through February 28, 1998, Three Thousand One Hundred Ten and No/100 Dollars ($3,110.00);

b. for the period March 1, 1998 through June 30, 1999, Three Thousand Nine Hundred Eighteen and 60/100 Dollars ($3,918.60),

c. for the period July 1, 1999 through June 30, 2000, Four Thousand forty-three and No/100 Dollars ($4,043.00);

d. for the period July 1, 2000 through June 30, 2001, Four Thousand Two Hundred Twenty-Nine and 60/100 Dollars ($4,229.60.00); and

Rent shall be paid in advance, on the first day of each calendar month during the term of this Lease, except that if the term terminates on a day other than the last day of a month, the rent for such month shall be apportioned. All rent shall be paid to Landlord at its address first above-written, unless Landlord shall designate some other payee or address for the payment thereof by giving written notice to that effect to Tenant.

4. UTILITIES AND SERVICES.

a. Landlord shall, at its own cost and expense, furnish and equip the Building and the Premises in such a manner that the following utilities and mechanical services are available to Tenant during the term of this Lease: (i) heat and air conditioning; (ii) hot and cold water for ordinary cleaning, toilet, lavatory and drinking purposes; and (iii) electricity and gas.

b. Tenant shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the rent or any monies owed Landlord under this Lease herein reserved by abated by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner

in the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. the obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

5. BUILDING OPERATING EXPENSES

a. Tenant's Percentage ("Tenant's Percentage") of Building Operating Expenses is 26.36%.

b. Building Operating Expenses are defined as the sum of the following expenses incurred and paid by Landlord during the term of this Lease in connection with the Building and its Common Areas (defined as areas within the Building or outside the Building on the Land that are dedicated for the benefit of all tenants and are not exclusively occupied by Landlord).

1. energy costs for heating and air conditioning, and sewer and water charges (only to the extent there are no separate meters to measure consumption by individual tenants of the Building);

2. fire and extended coverage insurance for the Building;

3. public liability insurance which insures and indemnifies Landlord and the tenants of the Building against liability for damage or injury to the property or persons within the Common Areas;

4. Real Property Taxes (as hereinafter defined);

5. ordinary trash removal, janitorial costs and Building security costs to the extent the same are supplied to all tenants of the Building;

6. costs of maintenance and repairs, including materials and supplies to the Building except where the same is the responsibility of tenant(s) of the Building;

7. All capital and other improvements comprising a part of "Capital Costs" (hereinafter defined). "Capital Costs" are defined as: (1) those expenditures which do not normally recur more frequently than at five (5) year intervals in the normal course of operation and maintenance of the Building; (ii) all costs of capital improvements made by Landlord to the Building for the purpose of reducing recurring expenses or utility costs; and (iii) all costs of capital improvements made by Landlord that are required by governmental law, ordinance, regulation or mandate now or hereafter in effect, whether foreseeable or unforeseeable and regardless of the nature of the work. The portion thereof to be included each year in Building Operating Expenses shall be that fraction allocable to the fiscal year in question calculated by amortizing the cost over the reasonably useful life of such improvement, as determined by Landlord, using generally accepted accounting principals with interest on the unamortized balance at ten percent (10%) per annum or such higher rate as

may have been paid by Landlord of funds borrowed for the purpose of constructing such improvements, but in no event to exceed the highest rate permissible by law.

c. Building Operating Expenses excludes the costs of the following:

1. salaries of landlord's management personnel whose time is not exclusively devoted to the management of the Building;

2. brokerage commissions for leasing space in the Building and the Land;

3. depreciation costs of the Building and related improvements;

4. acquisition and construction cost of additions to the Building and/or Land; and

5. costs attributable to tenant vacancies in the Building

d. Tenant's Percentage is calculated by dividing the "net rentable square footage" of the Premises by the net rentable square footage of all space available for tenancy in the Building. Net rentable square footage is measured from the exterior face of the outside walls to the center of all common walls within the Building. Should net rentable square footage be added to or deleted from the Building, Tenant's Percentage shall be recalculated by comparing the net rentable square footage of the Premises with the new net rentable square footage of the Building.

e. Real Property Taxes are all real property taxes levied upon the Building and Land that becomes due and payable during the term of this Lease, including but not limited to: installments of special assessments, water and sewer charges, occupancy taxes relating to said real property, and any rental, license or business tax measured by or levied on rent payable or space occupied in the Premises.

f. The monetary amount of Tenant's Percentage of Building Operating Expenses for the remainder of the calendar year in which the term of this Lease commences is estimated by Landlord to be $13,733.76. Such estimate is based upon the actual expense incurred by Landlord in the prior calendar year. Tenant shall pay such amount to Landlord in equal monthly installments of $1,144.48, in advance over the remainder of the first calendar year of the lease term. Within one hundred twenty (120) days after the end of each calendar year during the term of this Lease, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Building Operating Expenses incurred by Landlord during the preceding period, and the parties shall within thirty (30) days make any payment or allowance necessary to adjust Tenant's estimated payments to Tenant's actual proportionate share, as shown by such annual statement. Any amount due Tenant shall be credited against installments next coming due under this

paragraph. Any statement by Landlord shall be certified as being true and correct, and Tenant shall have the right at Tenant's expense to audit the books and records of Landlord at Landlord's address during normal business hours relative to facts disclosed by the statement.

g. If at any time during any calendar year of the Lease term the actual amount of Building Operating Expenses are increased to a rate or amount in excess of the rate or amount used in calculating the estimated Building Operating Expenses for such calendar year, Tenant's estimated share of Building Operating Expenses shall be increased for the month in which such increase becomes effective, and for succeeding months by written notice of the estimated amount of increase, the months in which effective, and Tenant's monthly share thereof. Tenant shall pay such increase to Landlord as part of Tenant's monthly payments of estimated Building Operating Expenses as provided above, commencing with the month in which effective.

7. USE OF PREMISES:

The Premises may be used for the purposes of general office, manufacturing, testing, storage, receiving, and for other lawful purposes of a nature which are not hazardous and not a nuisance To the best of Tenant's knowledge, Tenant represents that such use of the Premises will not violate any restrictions imposed upon the Premises, and is not in violation of the Certificate of Occupancy issued for the Building nor contrary to any zoning ordinance or regulation affecting the Premises.

8. MAINTENANCE AND REPAIRS:

a. Tenant Obligations. Tenant shall provide, at its own cost and expense, all repairs including replacements, if reasonably necessary to the Premises, its walls, floors, ceilings, electrical conduits, mechanical systems and plumbing.

b. Landlord Obligations. Including ordinary wear and tear, Landlord will provide, at its own cost and expense, all repairs, including replacements, if reasonably necessary to the (i) roof and structural components of the building including but not limited to the walls and foundation.(ii) the walls, foundation, structure, roof, and (iii)as part of Building Operating Expenses, common plumbing, electrical of the Building, the Building's parking lot and other installations that serve more than one Tenant of the Building.

9. ALTERATIONS, IMPROVEMENTS & INSTALLATIONS BY TENANT:

Tenant may, at its own cost and expense, redecorate the Premises and make such non-structural alterations and changes in such parts thereof as it deems necessary for its purposes without Landlord's approval provided the cost of such non-structural alterations and changes does not exceed $25,000. Tenant may make structural alterations and changes in, on, to or about the Premises reasonably necessary for its purposes if it has first obtained the consent thereto of Landlord in

writing, which consent shall not be unreasonably withheld or delayed. All such alterations shall be done in a good and workmanlike manner, or in accordance with all applicable laws. All alterations, improvements and installations made by Tenant within the Premises shall remain the property of Tenant and may be removed from the Premises at any time, provided that any damage caused by such removal shall be repaired by Tenant. Upon surrender of the Premises, Tenant at Landlord's option shall remove such alterations, improvements and installations necessary to restore the Premises to the condition that exists on the plans attached hereto and made a part hereof as Exhibit "B".

10. SIGNS:

Tenant shall have a listing of its name on the directory board in the lobby of the Building, and if no such directory board exists, signs in such locations in the Building and on the Land as shall adequately advertise Tenant's occupancy of the Premises or direct visitors, guests, business invitees, and the like to the Premises. Tenant shall not otherwise place or paint any sign on or in the Building or on the Land without the written consent of Landlord, which consent Landlord shall not unreasonably withhold or delay.

11. PARKING:

Landlord grants to Tenant, a common area parking privilege on the paved parking spaces in the parking lot located on the Land, east of the Building.

12. ASSIGNMENT AND SUBLETTING:

a. Tenant shall have the right to assign this Lease and to sublease all or any part of the Premises to any internally related entity; provided, however, that nothing in this subparagraph shall be construed so as to relieve Tenant of its obligations pursuant to this Lease. All other subleases or assignments must be consented to by Landlord, whose consent shall not be unreasonably withheld nor delayed.

b. Upon the assignment of this Lease to any successor by merger or any purchaser of the capital stock of Tenant, or the purchaser of either the assets or operations of Tenant, or the assets and operations of Tenant's Electro-Optical Division, Tenant shall be released from all subsequent liability pursuant to this Lease without further act provided the assignee has a net worth of at least $20 Million; and Landlord, upon Tenant's request will execute and deliver to Tenant a notation of all Tenant's subsequent liabilities pursuant to this Lease, and shall look only to the assignee for any observance of any subsequent covenant, condition and obligation of this Lease. This paragraph shall be applicable only to the original Tenant and not to any successor assignees.

13. INDEMNIFICATION OF LANDLORD:

Tenant shall indemnify and hold Landlord harmless from and against all liability, damages, costs and expenses from causes of action, suits, claims, demands costs and judgments of any nature whatsoever caused by Tenant's use and occupancy of the Premises, unless caused or contributed to by the negligence or willful misconduct of Landlord, its agents or employees, defects in the Premises or Landlord's breach of this Lease.

14. SUBORDINATION.

Tenant shall, subordinate this Lease and its rights hereunder to the lien of any mortgage or deed of trust charged now or anytime against the Premises or Building However, Tenant shall not be required to effectuate any such subordination unless the mortgagee or beneficiary ("Lender") named in such mortgage or deed of trust shall first agree in writing:

a. that the Lender shall not terminate or cut off this Lease or any extension thereof, including such amendments as may be entered into hereafter by the parties, by foreclosure or other means, so long as Tenant, its successors or assigns are not in default beyond any period herein to cure such default;

b. that the lien of such mortgage or deed of trust shall not encumber any of Tenant's equipment, fixtures, alterations, improvements or other property which, by law or by this Lease, Tenant is permitted to remove from the Premises; and

c. that in the event of foreclosure of the mortgage or deed of trust, or deed in lieu thereof, the Lender, any purchaser at foreclosure sale or grantee, and their respective successors and assigns, shall recognize and be bound by the terms of this Lease.

15. DAMAGE OR DESTRUCTION:

a. In the event of destruction of or damage to the Premises or to the Building, Landlord shall, unless it or Tenant exercises its right to terminate this Lease as hereafter set forth, promptly repair and restore the Premises and Building to at least as good condition as existed immediately prior to the destruction or damage.

b. If such damage or destruction renders the Premises wholly or partially untenantable: (i) rent and all other charges payable by Tenant under this Lease shall be abated from the date of the damage or destruction until Tenant resumes full possession of the Premises; (ii) Landlord or Tenant shall, if at least twenty-five (25%) percent of the Premises are untenantable, have the right to terminate this Lease, effective as of the time of the damage or destruction, by written notice to the other party within thirty (30) days after the date of the damage or destruction; and (iii) in addition, Tenant shall have the right to terminate this Lease, effective as of the time of the damage or

destruction, by written notice to Landlord, if Landlord fails to repair and restore the Premises and Building within reasonable dispatch or even if repair or restoration is proceeding with reasonable dispatch, if such repair and restoration is not completed within one hundred twenty (120) days after the date of the damage or destruction.

16. CONDEMNATION:

a. If the whole, or any substantial portion of the Project of which the Premises are a part, should be taken or condemned for any public use under government law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said Premises shall have occurred.

b. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

c. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever, which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

17. HAZARDOUS WASTE:

The term "Hazardous Substances", as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law", which term shall mean any Law relating to Health, Pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided such Permitted Activities are conducted in accordance with all Environmental Laws; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any

underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be removed by Tenant, with proper disposal, and all required clean-up procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) caused by Tenant or that Tenant has not complied with the requirements set forth in this Section, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefore.

19. DEFAULT BY TENANT

If Tenant:

a. defaults in the payment of any installment of rent or any other sum specifically to be paid by Tenant hereunder, and such default is not cured within ten (10) days after Landlord has given Tenant written notice specifying such default; or

b. defaults in the observance or performance of any of Tenant's other covenants hereunder (other than the covenant to pay rent or any other sum herein specified to be paid by Tenant), and such default is not cured within thirty (30) days after Landlord has given Tenant written notice specifying such default; provided, however, that if the default complained of is of a nature that it cannot be completely remedied or cured within such thirty-day period, then the default shall not be an enforceable default against Tenant for the purposes of this paragraph if Tenant has commenced curing such default within the thirty-day period, and is proceeding with reasonable diligence and in good faith to remedy the default; or

c. (i) files a voluntary petition in bankruptcy, or (ii) is adjudicated bankrupt or insolvent; or (iii) has a receiver or trustee appointed for all or substantially all of its business or assets on the grounds of Tenant's insolvency; or (iv) suffers an order to be entered approving a petition filed against Tenant seeking reorganization of Tenant under the Federal Bankruptcy Code or any other applicable law or statute; or

d. makes a general assignment or general arrangement for the benefit of its creditors;

then, upon the happening of any one of these events of default and the expiration of the period of time for the cure thereof without such cure having been made, Landlord may, without further notice or demand to Tenant, terminate this Lease and re-enter the Premises and remove all persons and property therefrom and exercise any and all other remedies that may be available to Landlord under applicable law or in equity, including, but not limited to, the remedies set forth in Chapter 93 of the Texas Property Code, as amended. In the event of such lease termination by Landlord, Tenant will indemnify Landlord against all loss of rent under this Lease which Landlord may incur by reason of said termination.

After ten day notice from Landlord, in addition to its other remedies, Landlord shall have the right, without notice or demand, to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the same is due, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

19. DEFAULT BY LANDLORD.

a. Landlord shall pay, when due, all real estate taxes, assessments, water and sewer charges, and such other similar charges and assessments as may be levied, assessed or charged against the Land and/or Building, shall make all payments required on any mortgage or other lien or encumbrance affecting the Land and/or Building, and shall make all repairs to the Premises and do such other things as may be required of it hereunder. If Landlord, at any time during the term of this Lease, fails to pay any such charges or fails to make any such repairs or do any work required of it by the provisions of this Lease, or in any other respect fails to perform any covenants or agreements in this Lease contained on the part of Landlord to be performed, then Tenant may, after the continuance of any such failure of default for thirty (30) days after notice in writing thereof is given by Tenant to Landlord, (and in addition to any other rights or remedies which may be available at law or in equity), either: (i) make such payments and do such work and otherwise perform Landlord's covenants all on behalf of and at the expense of Landlord; or (ii) terminate this Lease. Notwithstanding the foregoing, if the default complained of is of a nature that it cannot be completely remedied or cured within such thirty day period, then the default shall not be an enforceable default against Landlord for the purposes of this paragraph if Landlord has commenced curing such default within the thirty day period, and is proceeding with reasonable diligence and in good faith to remedy the default. If Tenant elects to perform Landlord's covenants, Landlord agrees to pay to Tenant forthwith the amount of the payment so made or the cost and expense incurred, failing which Landlord agrees that Tenant may deduct the amount thereof out of the rental payments and other payments becoming due to Landlord by the provisions of this Lease, without liability or forfeiture, and may apply the same to payment of such indebtedness of Landlord to Tenant until such indebtedness is fully paid as herein provided.

b. The term "Landlord" shall mean only the owner, for the time being of the Leased Premises, and in the event of the transfer by such owner of its interest in the Leased Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Leased Premises or of the building of which the Leased Premises are a part; provided such equity or interest is not to be less than $250,000 at any time; however, in no event, shall any deficiency judgment or any money judgment of any kind be sought or retained against any Landlord.

20. HOLDING OVER:

If Tenant remains in possession of the Premises after the expiration of the term of this Lease, it shall be deemed to be a tenant from month-to-month only, at 125% of the monthly rental rate in effect during the last month of the expired term and governed in all other things, except as to the duration of the term, by the provisions of this Lease. Either party may then terminate such month-to-month tenancy by giving to the other party at least thirty (30) days prior written notice of termination.

21. CONDITIONAL LIMITATION.

Each covenant or obligation of Landlord is a condition precedent to the performance of Tenant's obligations hereunder.

22. SURRENDER:

At the expiration of the term of this Lease, Tenant will quit and surrender possession of the Premises to Landlord in as good condition as when delivered by Landlord, excepting reasonable wear and tear, damage from any cause beyond Tenant's control and as provided in the clauses of this Lease entitled: MAINTENANCE AND REPAIRS; ALTERATIONS, IMPROVEMENTS & INSTALLATIONS BY TENANT; DAMAGE OR DESTRUCTION; and CONDEMNATION.

23. NOTICES.

All notices to be given pursuant to this Lease shall be in writing and shall be deemed to have been duly given when mailed by United States First Class Certified or Registered Mail, Postage Prepaid, Return Receipt Requested, to the address of the party as first above-written. Notice to Tenant shall include also the mailing of a copy thereof to: Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367-6675, Attention: Real Estate Department. Any such addresses for the giving of notice may be changed by either party by giving notice thereof in writing to the other party.

24. DISTRAINT FOR RENT:

Landlord waives any right it may have to levy or distrain upon for rent in arrears, in advance or both, or to claim or assert title to any property of Tenant or third parties on or about the Premises.

25. INSURANCE: MUTUAL WAIVER OR SUBROGATION & RELEASE:

As part of the Building Operating Expenses, Landlord shall insure the Building, and Tenant may insure or self-insure its property located on the Premises, against fire and other causes included in standard extended coverage by policies which shall include a waiver by the insurer of all right of subrogation against Landlord and Tenant in connection with any loss or damage thereby insured against. If Tenant elects to self-insure, such self-insurance must be underwritten by the formal program of self-insurance of Litton Industries, Inc. Neither party or its agents, employees or guests shall be liable to the other, and each party hereby releases the other party from all claims for loss or damage caused by any risk covered or coverable by such insurance or applicable self-insurance. If the release of either Landlord or Tenant, as set forth herein, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but shall be secondary to the other's insurer.

26. EARLY TERMINATION:

Tenant may terminate this Lease on the dates stated below by notifying Landlord at least 120 days in advance of the effective date of such termination. If Tenant exercises this right, it will pay Landlord the following sums, which equal the unamortized cost of the leasing commissions previously paid by Landlord:

Termination Date:	June 30, 1999	Termination Fee: $3,146.00
	June 30 , 2000	$1,667.00

27. QUIET ENJOYMENT:

Landlord covenants that, so long as Tenant is not in breach of the terms and conditions of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the lease term hereof, subject to the provisions of this Lease.

28. MISCELLANEOUS:

Each of the terms and agreements herein contained are binding upon and inure to the benefit of the parties, their heirs, personal and legal representatives, successors and assigns. This Lease is the entire agreement made between the parties and may not be modified except by an agreement in writing signed by all the parties hereto or their successors in interest.

29. ACCEPTANCE:

Execution of this Lease by Landlord constitutes an offer which shall not be deemed accepted by Tenant until Tenant has executed this Lease and Landlord has received a duplicate original copy thereof.

THE PARTIES HERETO have duly executed this Lease, being duly authorized to do so.

DFW Nine	Litton Systems, Inc.
By: [signature]	By: [signature]
Its: Vice President	Its. Vice President
Date: Sept 9, 1996	Date: August 27, 1996

EXHIBIT "A"

NORTHGATE #4
9801-9839 CHARTWELL DRIVE

56,633 sf

NORTHGATE #5
9841-9879 CHARTWELL DRIVE
DALLAS, TX 75243

31,747 sf


SITE
NG 5
CHARTWELL
9827 Chartwell

EXHIBIT B

Litton

REAL ESTATE DEPARTMENT
PLANNING, DESIGN
& CONSTRUCTION



Existing Floor Plan - 9827 Chartwell

Electro-Optical By
Garland, TX

scale 1"=20'-0"
date 7/24/96

EXECUTION VERSION

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this "Agreement") is dated April __, 2008, by and between Northrop Grumman Guidance and Electronics Company, Inc., a Delaware corporation ("Seller"), and L-3 Communications Corporation, a Delaware corporation ("Buyer").

RECITALS

A. Seller is party to certain real property leases listed on Exhibit A, attached hereto (the "Assigned Contracts").

B. Buyer and Seller have entered into the Asset Purchase Agreement, dated March 11, 2008, by and between Buyer and Seller (the "Asset Purchase Agreement"), whereby Buyer will purchase substantially all of the assets of Seller, including Seller's right, title and interest in the Assigned Contracts, effective as of the closing of the transaction contemplated thereby (the "Closing Date").

C. In partial consideration for the assignment of the Assigned Contracts, the Asset Purchase Agreement requires Buyer to assume and agree to pay or discharge the liabilities related to the Assigned Contracts (the "Assumed Liabilities").

AGREEMENT

1. Assignment. Subject to the terms and conditions set forth in the Asset Purchase Agreement and effective only upon the closing of the transaction on the Closing Date, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer all of Seller's right, title and interest in, to and under the Assigned Contracts, and Seller hereby assigns to Buyer all of the Assumed Liabilities.

2. Assumption. Effective as of the Closing Date and subject to the terms and conditions set forth in the Asset Purchase Agreement, Buyer hereby accepts the Assigned Contracts and accepts and assumes, and shall subsequently pay, perform, discharge or otherwise satisfy in accordance with their respective terms, the Assumed Liabilities.

3. Successors and Assigns. The rights of a party under this Agreement shall not be assignable by such party without the written consent of the other parties hereto; provided, however, that Buyer may assign all or part of its rights and obligations under this Agreement to any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature which directly or indirectly controls, is controlled by or is under common control with Buyer; and provided, further, however, that any such assignment will not release Buyer from any of its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event of a sale, transfer or other disposition of the Seller's business by Buyer, the other parties' consent to the assignment of this Agreement shall not be required so long as such assignee assumes the obligations of Buyer under this Agreement and Buyer is not otherwise relieved of any of its obligations under this Agreement.

4. Amendment; Waiver and Termination. This Agreement cannot be amended, waived or terminated except by a writing signed by the parties hereto.

5. Execution in Counterparts; Facsimile. This Agreement may be executed in two or more counterparts and via facsimile, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

6. Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

7. Indemnification. Each of Seller and Buyer hereby acknowledges and agrees to indemnify the other party in accordance with Section 9.1, 9.2 and 9.3 as the case may be, of the Asset Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Lease Assignment and Assumption Agreement to be executed and delivered as of the day and year first above written.

NORTHROP GRUMMAN GUIDANCE AND ELECTRONICS COMPANY, INC.

By: ______________________________
Name: ____________________________
Title: _____________________________

L-3 COMMUNICATIONS CORPORATION

By: Christopher C. Cambria
Name: Senior Vice President and
Title: Senior Counsel, Mergers and Acquisitions

Signature Page to Lease Assignment and Assumption Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Lease Assignment and Assumption Agreement to be executed and delivered as of the day and year first above written.

NORTHROP GRUMMAN GUIDANCE AND ELECTRONICS COMPANY, INC.

By: [signature]
Name: MARK RABINOWITZ
Title: PRESIDENT

L-3 COMMUNICATIONS CORPORATION

By: ______________________
Name: ______________________
Title: ______________________

Signature Page to Lease Assignment and Assumption Agreement

Exhibit A

Assigned Contracts

1. Lease, dated August 27, 1996, by and between DFW Nine (Landlord) and Litton Systems, Inc. (Tenant), for the premises located at 9839 Chartwell Drive, Dallas, TX, as amended by that certain Extension Agreement, dated May 14, 2001, that certain Second Amendment to Lease, dated January 9, 2006, by and between ProLogis (Landlord) and Northrop Grumman Systems Corporation (f/k/a Litton Systems, Inc.), and that certain Third Amendment to Lease, dated February 21, 2005, by and between ProLogis (Landlord) and Northrop Grumman Systems Corporation (f/k/a Litton Systems, Inc.).

2. Lease, dated August 27, 1996, by and between DFW Nine (Landlord) and Litton Systems, Inc. (Tenant), for the premises located at 9827 Chartwell Drive, Dallas, TX, as amended by that certain Extension Agreement, dated May 14, 2001, that certain Second Amendment to Lease, dated January 9, 2006, by and between ProLogis (Landlord) and Northrop Grumman Systems Corporation (f/k/a Litton Systems, Inc.), and that certain Third Amendment to Lease, dated February 21, 2005, by and between ProLogis (Landlord) and Northrop Grumman Systems Corporation (f/k/a Litton Systems, Inc.).

CABOT II – TX1W03-W04, LP
c/o Cabot Properties
One Beacon Street, 17th floor
Boston, MA 02109

CONSENT TO ASSIGNMENT

April 7, 2008

Northrop Grumman Systems Corporation
1580A West Nursery Road – MS A466
Baltimore, Maryland 21090
Attn: Christopher J. Goudreau
Manager, Real Estate

L-3 Communications Corporation
600 Third Ave
New York, New York 10016
Attn: Chris Cambria

Re:	Building:	9801-9839 Chartwell Drive, Dallas, Texas 75243
	Landlord:	CABOT II – TX1W03-W04, LP, a Delaware limited partnership
	Original Tenant:	Northrop Grumman Systems Corporation, a Delaware corporation
	Leases:	The two Leases dated August 27, 1996, as amended by the two Extension Agreements dated May 14, 2001, that certain Second Amendment to Leases dated January 9, 2004, and that certain Third Amendment to Leases dated February 21, 2005
	Premises:	The approximately 29,856 square feet of rentable area located at 9827 & 9839 Chartwell Drive, Dallas, Texas 75243.
	Assignee:	L-3 Communications Corporation, a Delaware corporation

Ladies and Gentlemen:

Pursuant to terms of the Leases, you have asked for Landlord's consent to the proposed assignment of the Leases (the "Assignment"), which may occur in connection with the terms of

the Asset Purchase Agreement dated as of March 11, 2008 (the "Asset Purchase Agreement") entered into by and between Assignee and Northrop Grumman Guidance and Electronics Company, Inc., a wholly owned subsidiary of Original Tenant, subject to the closing of the transaction described in the Asset Purchase Agreement.

This document (the "Consent") evidences Landlord's consent to the Assignment upon the following express terms and conditions:

1. Neither the Assignment nor this Consent shall:

    (a) release or discharge the Original Tenant from any liability under the Leases arising on or before the effective date of the Assignment;

    (b) operate as a consent or approval by Landlord to or of any of the terms, covenants, conditions, provisions or agreements of the Assignment, and Landlord shall not be bound thereby;

    (c) be construed to modify, waive, impair or effect any of the covenants, agreements, terms, provisions or conditions of the Leases, or to waive any breach thereof, or any rights of Landlord against any person, firm, partnership, association, limited liability company, or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord's obligation under the Leases, and all covenants, agreements, terms, provisions and conditions of the Leases are mutually declared to be in full force and effect; or

    (d) be construed as a consent by Landlord to any further assignments either by Original Tenant or by Assignee or to any subletting by Original Tenant or Assignee of the Premises, whether or not the Assignment purports to permit the same and, without limiting the generality of the foregoing, both Original Tenant and Assignee agree that, except as otherwise may be expressly permitted under the terms of the Leases, Assignee has no right whatsoever to assign, mortgage or encumber the Leases nor to sublet any portion of the Premises nor to permit any portion of the Premises to be used or occupied by any other party.

2. Original Tenant represents and warrants to Landlord that (a) Original Tenant is not in default under any of the terms and provisions of the Leases, (b) to Original Tenant's knowledge, Landlord is not in default in the performance of any of its obligations under the Leases, and (c) Original Tenant is unaware of any condition or circumstance which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Leases. Original Tenant further acknowledges that Original Tenant and any party claiming by, through, or under Original Tenant, has no defenses, offsets, liens, claims or counterclaims against Landlord under the Leases or against the obligations of Original Tenant under the Leases (including, without limitation, any rentals or other charges due or to become due under the Leases).

3. This Consent shall not create nor be deemed to be the basis of creating any covenant, representation or warranty, express or implied, on the part of Landlord with respect to the terms of the Assignment, the compliance of the Assignment with the terms of the Leases, Assignee's use and enjoyment of the Premises, the fitness of the Premises for Assignee's purposes, or any other matter arising out of or in connection with the Assignment.

4. Original Tenant shall be and continue to be responsible for the performance and observance of all the covenants, agreements, terms, provisions, obligations and conditions of tenant under the Leases arising on or before the effective date of the Assignment, however, on the effective date of the Assignment, Original Tenant shall be released from all obligations under the Leases arising after the effective date of the Assignment Assignee hereby assumes all the obligations of the tenant under the Leases, subject to the closing of the transaction described in the Asset Purchase Agreement. Assignee's liability under the Leases shall in no way be limited to those matters arising after the effective date of the Assignment, but shall extend to any and all obligations under the Leases arising prior to the obligations arising thereafter, and Assignee shall look solely to Original Tenant for indemnity or reimbursement of any expenses, costs, damages or liabilities incurred with respect to any default in the performance of such obligations relating to the period prior to the effective date of the Assignment.

5. This Consent is not assignable, nor shall this Consent be deemed a consent to any amendment or modification of the Assignment without Landlord's prior written consent.

6. Original Tenant and Assignee covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Assignment, and Original Tenant and Assignee agree to indemnify Landlord against same and against any cost or expense (including but not limited to attorneys' fees) incurred by Landlord in connection with any claim for any such brokerage commission.

7. Assignee agrees, at its expense, to maintain at all times during its occupancy of the Premises or any other space in the Building, the insurance policies required to be maintained by Original Tenant pursuant to the terms of the Leases. Assignee shall, at least fifteen (15) days prior to the Assignment, and within ten (10) days after request therefor by Landlord, deliver to Landlord certificates evidencing said insurance.

8. In the event of any conflict between the terms and provisions of the Leases and the terms and provisions of the Assignment, the terms and provisions of the Leases shall control, unaffected by the Assignment. In the event of any conflict between the terms and provisions of this Consent and the Assignment, the terms and provisions of this Consent shall control.

9. Any notice to tenant required under the Leases shall be effective if given to Original Tenant at the address provided above, unless Original Tenant shall have advised Landlord of a change in such address by notice to Landlord delivered via certified or registered US Mail.

10. Assignee warrants and represents that it will at all times during the term of the Leases use the Premises for the uses expressly permitted under the Leases, and for no other uses.

11. Landlord certifies that (a) the Leases is unmodified (except as expressly stated above), (b) the current term of the Leases expires on June 30, 2009, (c) the Leases contains no options to extend the term of the Leases, (d) the Leases contains no options to purchase

the Premises or the Building, and (e) to Landlord's actual knowledge, Original Tenant is not in default under the Leases.

12. This Consent shall be construed in accordance with the laws of the State of Texas, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be changed or terminated orally or by course of conduct, but only by a written agreement signed by the party against whom enforcement is sought.

13. This Consent shall not be effective until executed and delivered by Landlord, Original Tenant and Assignee.

The execution of a copy of this Consent by Original Tenant and by Assignee shall indicate the joint and several confirmation of the foregoing conditions and their agreement to be bound thereby and shall constitute Assignee's acknowledgement that it has received a copy of the Leases from Tenant.

This consent shall be null and void unless a duly countersigned copy is returned to Landlord not later than seven (7) business days following the date first above written.

Very truly yours,

LANDLORD:

CABOT II – TX1W03-W04, LP,
a Delaware limited partnership

By: Cabot II – TX GP, LLC, a
Delaware limited liability company,
its general partner

By: Cabot Industrial Value Fund II
Operating Partnership, L.P., a
Delaware limited partnership,
its sole member

By: [signature]
Name: Stephen P. Vallarelli
Title: Senior Vice President

[Original Tenant's and Assignee's Agreement Follows]

CONFIRMED AND AGREED:

ORIGINAL TENANT:

NORTHROP GRUMMAN SYSTEMS CORPORATION, a Delaware corporation

By: ______________________

Name: A.J. Paz

Title: Director Real Estate

ASSIGNEE:

L-3 COMMUNICATIONS CORPORATION, a Delaware corporation

By: ______________________

Name: Christopher C. Cambria

Title: SVP

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this "Amendment") is entered into as of the 13TH day of March, 2009, by and between CABOT II – TX1W03-W04, LP, a Delaware limited partnership ("Landlord") and L-3 COMMUNICATIONS CORPORATION, a Delaware corporation ("Tenant").

WHEREAS, DFW Nine, a California limited partnership ("Original Landlord"), as a predecessor-in-interest to Landlord, and Litton Systems, Inc., a Delaware corporation ("Original Tenant"), as a predecessor-in-interest to Tenant, entered into that certain Lease dated as of August 27, 1996 (the "9827 Lease Agreement") covering approximately 14,928 square feet of space known as 9827 Chartwell Drive in the building located 9801 – 9839 Chartwell Drive, Dallas, Texas 75243 (the "Building"), as more particularly described therein;

WHEREAS, Original Landlord and Original Tenant also entered into that certain Lease dated as of August 27, 1996 (the "9839 Lease Agreement") covering approximately 14,928 square feet of space known as 9839 Chartwell Drive in the Building, as more particularly described therein;

WHEREAS, the 9839 Lease Agreement has been amended by that certain Extension Agreement dated as of May 14, 2001;

WHEREAS, the 9827 Lease Agreement has been amended by that certain Extension Agreement dated as of May 14, 2001;

WHEREAS, both the 9839 Lease Agreement and the 9827 Lease Agreement were further amended by that certain Second Amendment to Lease dated as of January 9, 2004, and that certain Third Amendment to Lease dated as of February 21, 2005 (the 9827 Lease Agreement, as amended, the "9827 Lease", and the 9839 Lease Agreement, as amended, the "9839 Lease"), whereby Tenant currently leases from Landlord approximately 29,856 square feet of space (the "Current Premises") known as 9827 and 9839 Chartwell Drive in the Building;

WHEREAS, Landlord, Tenant, and Original Tenant (then Northrop Grumman Systems Corporation, a Delaware corporation, f/k/a Litton Systems, Inc.) entered into that certain Consent to Assignment dated April 7, 2008, whereby Landlord consented to Original Tenant's assignment of the 9827 Lease and the 9839 Lease (collectively, the "Leases") to Tenant, as more particularly described therein;

WHEREAS, to the extent the same have not previously been consolidated, Landlord and Tenant desire to consolidate the 9839 Lease with and into the 9827 Lease;

WHEREAS, Tenant desires to lease from Landlord an additional 26,777 square feet of space in the Building identified as the "Expansion Space" on <u>Exhibit A</u> attached hereto (the "Expansion Space");

WHEREAS, the term of the 9827 Lease is currently scheduled to expire by its terms on June 30, 2009, and Tenant desires to extend the term of the 9827 Lease to expire on September 30, 2016;

WHEREAS, subject to the terms and conditions set forth below, Landlord has agreed to lease the Expansion Space to Tenant and to extend the term of the 9827 Lease, as consolidated with the 9839 Lease, to expire on September 30, 2016; and

WHEREAS, Landlord and Tenant desire to amend the 9827 Lease to reflect their agreements as to the terms and conditions governing the consolidation of the Leases, Tenant's lease of the Expansion Space and the extension of the term of the 9827 Lease.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant agree as follows:

1. Consolidation of Leases. The premises originally leased pursuant to the 9839 Lease Agreement is hereby consolidated with and into the 9827 Lease and the 9839 Lease is hereby terminated. Therefore, effective as of the date of this Amendment, (i) all references contained in the 9827 Lease to the "Premises" are hereby amended to mean the Current Premises, containing a total of approximately 29,856 square feet of space, and (ii) "Tenant's Percentage", as defined in the 9827 Lease, is hereby amended to mean 52.72%. All references contained in this Amendment to the "Lease" shall mean the 9827 Lease, as consolidated hereby.

2. Premises. Effective as of May 1, 2009 (the "Expansion Space Commencement Date"), Landlord shall lease the Expansion Space to Tenant and Tenant shall lease the Expansion Space from Landlord, and the Premises, as defined in the Lease, shall mean, collectively, the Current Premises and the Expansion Space, containing a total of approximately 56,633 square feet of space and consisting of the entire leaseable area of the Building. The Expansion Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions that were granted with respect to the Current Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. Effective as of the Expansion Space Commencement Date, Exhibit A to the Lease shall be deleted in its entirety and Exhibit A attached hereto shall be substituted in lieu thereof.

3. Term. The term of the Lease is hereby extended to expire on September 30, 2016, unless terminated earlier in accordance with the terms of the Lease.

4. Monthly Rent.

(a) From and after the date hereof and continuing through April 30, 2009, Tenant shall continue to pay all sums of rent in accordance with the terms of the Lease. Notwithstanding anything to the contrary contained in the Lease, effective as of May 1, 2009, Tenant shall pay monthly rent with respect to the Current Premises as follows:

Period	Annual Rate per Square Foot	Monthly Installments
5/1/09 – 4/30/12	$4.95	$12,315.60
5/1/12 – 4/30/14	$5.10	$12,688.80
5/1/14 – 9/30/16	$5.25	$13,062.00

(b) Effective as of the Expansion Space Commencement Date, in addition to the monthly rent payable with respect to the Current Premises set forth above, Tenant shall pay Base Rent for the Expansion Space as follows:

Period	Annual Rate per Square Foot	Monthly Installments
5/1/09 – 9/30/09	$0.00	$0.00
10/1/09 – 4/30/12	$4.55	$10,152.95
5/1/12 – 4/30/14	$4.69	$10,465.34
5/1/14 – 9/30/16	$4.83	$10,777.74

All such monthly rent shall be payable in accordance with the terms of the Lease, as amended hereby.

5. Building Operating Expenses.

(a) Tenant shall continue to pay Tenant's Percentage of Building Operating Expenses in accordance with the terms of the Lease, provided that, effective as of the Expansion Space Commencement Date, Tenant's Percentage shall be amended to mean 100%. Landlord's current estimate for Building Operating Expenses for calendar year 2009 is $1.61 per square foot per year.

(b) Notwithstanding anything contained in the Lease to the contrary, commencing January 1, 2010, for purposes of computing Tenant's Percentage of Building Operating Expenses, the Controllable Building Operating Expenses (hereinafter defined) shall not increase by more than 6% per calendar year on a compounding and cumulative basis over the course of the term of the Lease, as extended hereby. In other words, Controllable Building Operating Expenses for calendar year 2010 shall not exceed 106% of the Controllable Building Operating Expenses for calendar year 2009. Controllable Building Operating Expenses for calendar year 2011 shall not exceed 106% of the limit on Controllable Building Operating Expenses for calendar year 2010, etc. By way of illustration, if Controllable Building Operating Expenses were $1.00 per square foot for calendar year 2009, then Controllable Building Operating Expenses for calendar year 2010 shall not exceed $1.06 per square foot, and Controllable Building Operating Expenses for calendar year 2011 shall not exceed $1.1236 per square foot. "Controllable Building Operating Expenses" shall mean all Building Operating Expenses exclusive of the cost of Real Property Taxes, taxes, insurance, utilities and Capital Costs.

(c) Building Operating Expenses shall not include: (1) interest, amortization or other finance costs payable by Landlord; (2) costs of remediation, testing, claims or other activities with respect to Hazardous Substances for which Tenant is not responsible under the Lease,

except for any such costs related to general maintenance and repair of the Building; (3) costs of repairs and replacements of the roof and structural components of the Building; and (4) costs of structural alterations and additions required by law, except for Capital Costs unrelated to the roof and structural components of the Building.

6. Acceptance of the Premises. **TENANT ACKNOWLEDGES THAT TENANT CURRENTLY OCCUPIES THE CURRENT PREMISES AND, SUBJECT TO THE TERMS OF SECTION 7 BELOW AND LANDLORD'S OBLIGATIONS SET FORTH IN THE LEASE, AS AMENDED HEREBY, TENANT HEREBY ACCEPTS THE CURRENT PREMISES, THE EXPANSION SPACE, THE BUILDING AND THE PROJECT OF WHICH THE BUILDING IS A PART (INCLUDING THE SUITABILITY OF THE EXPANSION SPACE FOR THE USE PERMITTED UNDER THE LEASE) IN "AS IS" CONDITION WITH ANY AND ALL FAULTS AND LATENT OR PATENT DEFECTS AND WITHOUT RELYING UPON ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) OF LANDLORD OR ANY REPRESENTATIVE OF LANDLORD. LANDLORD HAS NOT MADE AND DOES NOT HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE CURRENT PREMISES, THE EXPANSION SPACE, THE BUILDING, AND THE PROJECT OF WHICH THE BUILDING IS A PART AND THEIR CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE).**

7. Improvements.

(a) Landlord agrees to perform, at no additional cost to Tenant, such work as may be required to make one entryway to the Premises to be located at the "9839" side of the Premises and subject to reasonable prior approval by Tenant, compliant with ADA requirements (the "Landlord's Work"). The Landlord's Work shall be performed using Building standard methods, materials and finishes. Landlord shall cause the Landlord's Work to be performed in a good and workmanlike manner and in compliance with all applicable laws, failing which, Landlord shall, as Tenant's sole and exclusive remedy, cause the same to be in such condition.

(b) Provided Tenant is not in default under the Lease, as amended hereby, Landlord agrees to provide an allowance of up to $141,582.50 (the "Improvement Allowance") toward the cost of leasehold improvements performed by Tenant in either the Expansion Space or Current Premises. Landlord shall pay to Tenant $100,000.00 of the Improvement Allowance upon Landlord's execution and delivery of this Amendment, and Landlord shall pay to Tenant the remaining $41,582.50 of the Improvement Allowance within ten (10) business days following receipt by Landlord of: (1) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (2) full and final waivers of lien; (3) as-built plans of the improvements performed; (4) the certification of Tenant and its architect that the improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and

ordinances, and (5) a certificate of occupancy for the Expansion Space. Any portion of the Improvement Allowance remaining unexpended for Tenant work that has not commenced by the date that is twelve (12) months following the Expansion Space Commencement Date and which has not been requested from Landlord by the date which is eighteen (18) months following the Expansion Space Commencement Date shall be the sole property of Landlord and Tenant shall not be entitled to any credit, payment or abatement on account thereof. Any construction, alterations or improvements to the Expansion Space shall be performed by Tenant at its sole cost and expense (subject to reimbursement through the Improvement Allowance) and, except as otherwise provided herein, shall be governed in all respects by the terms of the Lease. Landlord has approved of the scope of the improvements to be performed by Tenant in the Expansion Space as shown on Exhibit B attached hereto (the "Expansion Space Improvements"). Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Improvement Allowance during the continuance of an uncured default by Tenant under the Lease, as amended hereby, and Landlord's obligation to disburse shall only resume when and if such default is cured.

(c) Upon the expiration or earlier termination of the term of the Lease, as extended hereby, Tenant shall be required to remove all of the those Expansion Space Improvements and restore the Expansion Space to the condition existing prior to such improvements. Provided, however, notwithstanding the foregoing or anything contained in the Lease to the contrary, in the event the term of the Lease, as extended hereby, is further extended for at least one (1) additional term of five (5) years or more, whether pursuant to the exercise of Tenant's renewal option set forth below or otherwise, then Tenant shall not be required to remove any portion of the Expansion Space Improvements shown on Exhibit B attached hereto. In any event, Tenant shall not be required to remove any of the improvements existing in the Expansion Space at the time the same is delivered to Tenant. In the event Tenant installs or constructs additional alterations or improvements in the Expansion Space, Landlord shall notify Tenant at the time Tenant requests approval of such alterations or improvements whether the same shall be required to be removed by Tenant at the expiration or earlier termination of the term of the Lease, as extended hereby.

(d) Except for Landlord's obligations set forth above with respect to the Landlord's Work, Tenant shall be solely responsible for compliance with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises, it being agreed that, except for the Landlord' Work, Landlord shall not be required to perform any work and, except as provided above with respect to the Improvement Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

8. Landlord's and Tenant's Addresses. Landlord's and Tenant's addresses under the Lease are hereby amended in their entireties to the following:

Landlord:

CABOT II – TX1W03-W04, LP
c/o Cabot Properties
One Beacon Street, Suite 1700
Boston, Massachusetts 02108
Attn: Asset Management

Payments of Rent only shall be made payable to the order of Landlord at the following address:

Cabot Industrial Value Fund II, OP PTNSH
Dept. 81402
P.O. Box 201814
Dallas, Texas 75320-1814

Tenant:

The Premises

With a copy to:

L-3 Communications Corporation
600 Third Avenue
New York, NY 10016
Attention: Vice President, Administration

or such other name and address as Landlord or Tenant shall, from time to time, designate.

9. Insurance; Mutual Waiver of Subrogation & Release. Section 25 of the Lease is hereby amended in its entirety to read as follows:

(a) Landlord shall maintain causes of loss – special form property insurance covering the full replacement cost of the Building. Landlord shall also maintain commercial general liability insurance covering Landlord's operations at the Building and the Land, with combined single limits of not less than Two Million and 00/100 Dollars ($2,000,000.00) per occurrence with respect to injury or death to a person or persons, Five Million and 00/100 Dollars ($5,000,000.00) aggregate. The liability policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to rent loss insurance. All such insurance shall be included as part of the Building Operating Expenses charged to Tenant. Tenant, to the extent that the cause of loss arises from the negligent acts of Tenant or its employees, agents or contractors, shall be liable for the payment of any deductible amount under Landlord's insurance maintained pursuant to this section, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000). The Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Building will be determined by Landlord

based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's specific use of the Premises as compared to standard office and industrial uses.

(b) Tenant, at its expense, shall maintain during the term of the Lease the following insurance:

(i) Causes of Loss – Special Form Property Insurance covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "Special Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Causes of Loss – Special Form Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Causes of Loss – Special Form Property Insurance allocable to Tenant's leasehold improvements.

(ii) Commercial General Liability insurance insuring Tenant against liability for bodily injury, property damage, products and completed operations and personal injury at the Premises, including contractual liability insuring, subject to the terms, conditions and exclusions of the policy, the indemnification provisions contained in this Lease. Such insurance shall include Landlord, its property manager, any mortgagee, and Cabot Industrial Properties, L.P., as additional insureds on a form that does not limit the coverage provided under such policy to any additional insured (A) by reason of such additional insured's contributory negligent acts or omissions, (B) by reason of other insurance available to such additional insured, or (C) to claims for which a primary insured has agreed to indemnify the additional insured. Such insurance shall be for a limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate. Coverage shall also be included for fire damage (damage to rented premises) for a limit of $300,000 any one fire, and medical expense coverage in the amount of $10,000 any one person, together with an umbrella commercial liability policy in the initial amount of Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate and shall be subject to increases mutually agreed to by Landlord and Tenant based upon inflation, increased liability awards, recommendation of Landlord's and Tenant's professional insurance advisers, and other relevant factors.

Notwithstanding the foregoing, the Tenant's obligations under this Section to provide a defense to Landlord under Tenant's commercial liability policy shall not apply to any claims which are determined by a court of competent jurisdiction

to be occasioned solely by the negligence or willful misconduct of the Landlord, its employees and/or property manager and in such event, Landlord shall reimburse the Tenant for any and all amounts paid by the Tenant to provide such defense, including payments to the Landlord and/or any third party and/or reasonable attorneys fees incurred by the Tenant in the defense of such claim, cause of action, lawsuit, or other proceeding.

The commercial liability policies shall insure on an occurrence and not a claims-made basis and be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days' prior written notice shall have been given to Landlord (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days' prior notice shall be provided. Further, the liability insurance obtained by Tenant under subparagraph (b)(ii) above shall (i) be primary and (ii) subject to the policy terms, conditions and exclusions, insure Tenant's obligations to Landlord under Section 13 of the Lease. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Building. The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant.

The Tenant's insurers issuing the above described policies shall have a Best's Insurance Reports rating of A- X or better. Certificates evidencing such policies shall be delivered to Landlord by Tenant upon the commencement of the term of the Lease and upon each renewal of said insurance. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of the cost.

(c) The causes of loss – special form property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against, **EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OF THE OTHER PARTY.** Notwithstanding anything to the contrary set forth herein, neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by causes of loss – special form property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage, **EVEN IF THE SAME IS CAUSED BY THE NEGLIGENCE OF THE RELEASED PARTY.** The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for,

business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the project from any cause whatsoever, **INCLUDING WITHOUT LIMITATION, DAMAGE CAUSED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, BY THE NEGLIGENCE OF LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS.**

10. Assignment and Subletting.

(a) Section 12.a. of the Lease is hereby amended by adding the following as a new sentence at the end of Section 12.a.:

> The term "internally related entity" shall include (i) any entity which owns Tenant ("Tenant Parent"). (ii) an entity under common control with Tenant or Tenant's Parent, and (iii) any successor entity to either Tenant or Tenant's Parent by reason of a merger or consolidation or an acquisition of stock, provided the surviving entity has a tangible net worth (as determined in accordance with generally accepted accounting principles) of not less than $10,000,000.00, as evidenced to Landlord's reasonable satisfaction.

(b) Section 12.b. of the Lease is no longer applicable and is hereby deleted in its entirety.

(c) Notwithstanding anything in Section 12 of the Lease to the contrary, Tenant shall be permitted from time to time to permit customers or contractors of Tenant (each, an "Approved User") to occupy space within the Premises during the Lease term, provided that the Approved User occupies space in the Premises for the use permitted under the Lease and for no other purpose. If the Approved User occupies any portion of the Premises as described herein, it is agreed that (i) the Approved User must comply with all provisions of the Lease, and a default by any Approved User shall be deemed a default by Tenant under the Lease; (ii) all notices required of Landlord under the Lease shall be forwarded only to Tenant in accordance with the terms of the Lease, and in no event shall Landlord be required to send any notices to the Approved User; (iii) in no event shall any use or occupancy of any portion of the Premises by the Approved User release or relieve Tenant from any of its obligations under the Lease; (iv) the Approved User shall be deemed an agent of Tenant for purposes of Tenant's indemnification obligations under the Lease; and (v) in no event shall the occupancy of any portion of the Premises by the Approved User be deemed to create a landlord/tenant relationship between Landlord and the Approved User, and, in all instances, Tenant shall be considered the sole tenant under the Lease notwithstanding the occupancy of any portion of the Premises by the Approved User.

11. Default by Landlord. Section 19.a. of the Lease is hereby amended in its entirety to read as follows:

> a. Landlord shall pay, when due, all real estate taxes, assessments, water and sewer charges, and such other similar charges and assessments as may be levied, assessed or charged against the Land and/or Building, shall make all payments required on any

mortgage or other lien or encumbrance affecting the Land and/or Building, and shall make all repairs to the Premises expressly required under the Lease and do such other things as may be required of it under the Lease. Landlord shall only be deemed to be in default on the terms of the Lease in the event Landlord shall violate, neglect, or fail to observe, keep or perform any covenant or agreement which is not observed, kept, or performed by Landlord within thirty (30) days after the receipt by Landlord of Tenant's written notice of such breach which notice shall specifically set out the breach. If the nature of the breach is such that a cure cannot be completed within thirty (30) days, such thirty (30) day period shall be extended a reasonable period of time, provided that Landlord promptly commences and diligently pursues such cure to completion. Notwithstanding any other provision hereof, if Landlord fails to perform its maintenance and repair obligations hereunder and if (i) the lack of such maintenance and repair by Landlord materially impairs Tenant's use of or access to the Premises, (ii) the need for such maintenance and repair is not caused by Tenant or Tenant's contractors, agents, employees, customers, licensees or invitees, and (iii) Landlord fails to make any required repairs within thirty (30) days after the receipt of Tenant's written notice or, in the event the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance and Landlord fails to commence performance within the thirty (30) day period and thereafter diligently pursue the completion of same using commercially reasonable efforts, Tenant may, at its option, make such repair or replacement on Landlord's behalf and recover from Landlord, within thirty (30) days after Landlord's receipt of Tenant's invoice therefor, Tenant's reasonable out-of-pocket costs and expenses in connection with the exercise of such right; provided that if the repair or replacement affects any portion of the Building which is the subject of any warranty or maintenance/service agreement (such as, without limitation, the roof), Tenant shall use Landlord's designated contractor for such repair and/or replacement so as not to impair or invalidate the warranty or maintenance/service agreement. In the case of any damage to such components or systems caused by Tenant or Tenant's agents, employees, contractors, customers, licensees or invitees, the cost to repair the same shall be paid for by Tenant. Notwithstanding any provisions to the contrary contained in the Lease, no personal liability of any kind or character whatsoever shall attach or at any time hereafter attach under any conditions to Landlord or any subsidiary, affiliate or partner of Landlord or their respective officers, directors, shareholders, or employees for payments of any amounts due under this Lease or for the performance of any obligation under this Lease. In no event shall Landlord be liable for any consequential, special, punitive or exemplary damages.

12. <u>Early Termination</u>. Section 26 of the Lease has expired by its terms and is hereby deleted in its entirety.

13. <u>Renewal Options</u>.

(a) Tenant shall have the right to extend the term of the Lease, as extended hereby, (the "Renewal Option") for four (4) additional periods of five (5) years each (each, a "Renewal Term") commencing on the day following the expiration date of the current Lease term, as

extended hereby, or the expiration of the prior Renewal Term, as applicable, provided that each of the following occurs:

(i) Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") not less than six (6) full calendar months prior to the expiration of the current Lease term, as extended hereby, or prior Renewal Term, as applicable, and not more than twelve (12) full calendar months prior to the expiration of the current Lease term, as extended hereby, or prior Renewal Term, as applicable; and

(ii) Tenant is not in default under the Lease, as amended hereby, beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice (hereinafter defined); and

(iii) Not more than 25% of the Premises is sublet (other than to an internally related entity as described in Section 12.a. of the Lease, as amended hereby) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Renewal Notice; and

(iv) The Lease has not been assigned (other than to an internally related entity as described in Section 12.a. of the Lease, as amended hereby) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Renewal notice.

(b) The monthly rent rate per square foot for the Premises during the applicable Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per square foot for the Premises.

(c) Tenant shall pay Tenant's Percentage of Building Operating Expenses for the Premises during the applicable Renewal Term in accordance with the terms of the Lease, as amended hereby.

(d) Within thirty (30) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable monthly rent rate for the Premises for the applicable Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the applicable monthly rent rate for the applicable Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Renewal Notice") of Tenant's Exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Renewal Notice or Rejection Notice within such thirty (30) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Renewal Notice, Landlord and Tenant shall enter into the Renewal Amendment (hereinafter defined) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the applicable Renewal

Term. Upon agreement Tenant shall provide Landlord with a Binding Renewal Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within thirty (30) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant, by written notice to Landlord (the "Arbitration Notice") within ten (10) days after the expiration of such thirty (30) day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in section (e) below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the thirty (30) day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's Renewal Option shall be null and void and of no force and effect.

(e) If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other its good faith estimate of the Prevailing Market rate for the Premises during the applicable Renewal Term (collectively referred to as the "Estimates") and shall each select a broker (hereinafter, a "broker") to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the applicable Renewal Term. Each broker so selected shall (i) be a licensed commercial real estate broker and (ii) have not less than ten (10) years' experience in the field of commercial brokerage in connection with buildings comparable to the Building in the Dallas, Texas area. Upon selection, Landlord's and Tenant's brokers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such brokers shall be binding on both Landlord and Tenant as the monthly rent rate for the Premises during the applicable Renewal Term. If either Landlord or Tenant fails to appoint a broker within the ten (10) day period referred to above, the broker appointed by the other party shall be the sole broker for the purposes hereof. If the two brokers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within thirty (30) days after their appointment, then, within ten (10) days after the expiration of such thirty (30) day period, the two brokers shall select a third broker meeting the aforementioned criteria. Once the third broker (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the monthly rent rate for the Premises. The parties shall share equally in the costs of the arbitrator. Any fees of any broker, counsel or experts engaged directly by Landlord or Tenant shall be borne by the party retaining such broker, counsel or expert.

(f) If the Prevailing Market rate has not been determined by the commencement date of the applicable Renewal Term, Tenant shall pay monthly rent upon the terms and conditions in effect during the last month of the preceding term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the monthly rent for the Premises shall be retroactively adjusted to the commencement of the applicable Renewal Term. If such adjustment results in an underpayment of monthly rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of monthly rent by Tenant, Landlord shall credit such overpayment against the next installment of monthly rent due under the Lease and, to

the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against monthly rent.

(g) If Tenant is entitled to and properly exercises its Renewal Option, Landlord and Tenant shall execute an amendment (the "Renewal Amendment") to reflect changes in the monthly rent, term of the Lease, expiration date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

(h) For purpose hereof, "Prevailing Market" rate shall mean the arms length fair market annual rental rate per square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in buildings comparable to the Building in the surrounding submarket, taking into account the 15% office to 85% warehouse area ratios. The determination of Prevailing Market shall take into account any material economic differences between the terms of the Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market rate shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective with respect to the Premises.

(i) The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease, other than to an internally related entity as described in Section 12.a. of the Lease, as amended hereby. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee. In the event an assignee pursuant to an assignment to an internally related entity exercises a Renewal Option set forth herein, Tenant shall remain liable under the Lease, as amended hereby, for all of the obligations of the tenant during such Renewal Term(s), whether or not Tenant has consented to or is notified of such renewal and Landlord shall have no obligation to obtain the consent of Tenant or to notify Tenant of such renewal.

14. Calculation of Charges. Landlord and Tenant agree that each provision of the Lease, as amended hereby, for determining charges, amounts and Tenant's Percentage of Building Operating Expenses payable by Tenant (including, without limitation, Sections 5 of the Lease), is commercially reasonable and, as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 of the Texas Property Code, as it may be amended or succeeded.

15. Tax Protest Waiver. **TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.** However, Landlord agrees to take such actions as a similarly situated reasonably prudent landlord would take to contest ad valorem taxes regarding the project of which the Premises is a part.

16. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than NAI Robert Lynn ("Landlord's Broker") and CB Richard Ellis, Inc. ("Tenant's Broker"), and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Landlord agrees to pay a commission to Landlord's Broker and Tenant's Broker in connection with this Amendment pursuant to separate written agreements between Landlord and such brokers. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to any brokers or agents other than Tenant's Broker claiming a commission by, through, or under Tenant in connection with this Amendment.

17. Estoppel. Tenant hereby represents, warrants and agrees that: (i) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with the notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (iii) Tenant has no current offset or defense to its performance or obligations under the Lease. Tenant hereby waives and releases all demands, charges, claims, accounts or causes of action of any nature against Landlord or Landlord's employees or agents, including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with the Lease.

18. Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

19. Defined Terms. All terms not otherwise defined herein shall have the same meaning assigned to them in the Lease.

20. Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

21. No Representations. Landlord and Landlord's agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein.

22. Exhibits. Each Exhibit attached hereto is made a part hereof for all purposes.

23. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

24. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

25. Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

26. Governing Law. This Amendment shall be governed by the laws of the State of Texas.

27. Submission of Amendment Not Offer. The submission by Landlord to Tenant of this Amendment for Tenant's consideration shall have no binding force or effect, shall not constitute an option, and shall not confer any rights upon Tenant or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance. This Amendment is effective and binding on Landlord only upon the execution and delivery of this Amendment by Landlord and Tenant.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:

CABOT II – TX1W03-W04, LP, a Delaware limited partnership

By: CABOT II – TX GP, LLC, a Delaware limited liability company, its general partner

By: Cabot Industrial Value Fund II Operating Partnership, L.P., a Delaware limited partnership, its sole member

By: Stephen P. Vallarelli
Name: Senior Vice President
Title:

TENANT:

L-3 COMMUNICATIONS CORPORATION, a Delaware corporation

By:
Name: Sheila Sheridan
Title: Vice President

EXHIBIT A

PREMISES


PREMISES
Expansion Space
Current Premises
FLOOR PLAN
LOCATION MAP
TRANSWESTERN

EXHIBIT B

EXPANSION SPACE IMPROVEMENTS


Future Expansion
Pump Alley
Chamber 5
Fritting
Assembly
Compressor Room
Break Rm. (Expanded)
FIRST FLOOR - New Construction
A2.0

511977 000094 FTWORTH 158317 1